                                                                   EXHIBIT 10.26



                                                            FINANCIAL INNOVATORS


                                                                   [FINOVA LOGO]


                                                      FINOVA CAPITAL CORPORATION
                                                              10 WATERSIDE DRIVE
                                                       FARMINGTON, CT 06032-3065
                                                                  (860) 676-1818



                       MASTER LOAN AND SECURITY AGREEMENT

       Master Loan and Security Agreement No. S7410 Dated August 23, 1999


FINOVA Capital Corporation ("we," "us" or "FINOVA"), having its principal place of business at 1850 North Central Avenue, Phoenix, Arizona 85004 is willing to make a loan (the "Loan") to InterNAP Network Services Corporation ("you" or "Borrower"), having its principal place of business at Two Union Square, 601 Union Street, Suite 1000, Seattle, WA 98101-4064, in one or more advances made from time to time (individually, an "Advance" and collectively, the "Advances"), in the aggregate principal amount of up to Five Million & 00/100 Dollars ($5,000,000.00), under the terms and conditions contained in this Master Loan and Security Agreement (this "Master Agreement"). The entire Loan will be "cross collateralized" and secured by the collateral (the "Collateral") described in each schedule (individually, a "Schedule" and collectively, "Schedules") which will be executed in connection with each Advance and the related Note (as hereinafter defined). The Collateral includes the Equipment hereinafter described and any and all replacement parts, additions, accessories and accessions that you may add to the Equipment, as well as all replacements and substitutions of the Equipment and all proceeds of the Equipment, including, without limitation, insurance proceeds. We may treat any Schedule as a separate loan and security agreement containing all of the provisions of this Master Agreement.

         1. THE CREDIT

            (a) ADVANCES. Each Advance shall be evidenced by and the specific terms applicable thereto set forth in a Note and related Schedule. All of the Notes and Schedules, taken together, will evidence the entire Loan. We will only make the Loan to you if all the conditions in this Master Agreement have been met to our satisfaction. We will rely on your representations and warranties contained in this Master Agreement, in making the Loan. The terms of this Master Agreement will each apply to the entire Loan.

            (b) USE OF PROCEEDS. The proceeds of the Advances will be used solely to reimburse you for your payment of the purchase price for equipment which is reasonably satisfactory to us and which is described in the applicable Schedule ("Equipment"). If you have not yet paid for the Equipment (but the same is otherwise satisfactory to us), the proceeds of the Advance will be paid by us directly to the supplier (which you have chosen) to pay the purchase price of the Equipment.

            (c) NOTES. Your obligation to repay the Advance and to pay interest thereon will be evidenced by separate secured promissory notes (individually, a "Note" and collectively, the

"Notes"). Each Note will be dated the date of the Schedule to which the Advance evidenced by the Note is related. The related Schedule will be deemed to be part of the Note.

            (d) TERM. The term ("Term") of each Schedule (and the related Advance) begins upon the date that we make payment for the Collateral covered under the Schedule (the "Closing Date"). The Term continues until you fully perform all of your obligations under this Master Agreement, each related Schedule and the related Note(s).

            (e) LOAN ACCOUNT. We will keep a loan account on our books and records for the Loan. We will record all payments of principal and interest in the loan account. Unless the entries in the loan account are clearly in error, the loan account will definitively indicate the outstanding principal balance and accrued interest on the Loan.

            (f) PAYMENTS. The scheduled payments of principal and interest (the "Payments") are indicated on and due and payable in accordance with the terms of the applicable Note and Schedule. The Payments are payable in advance and otherwise on the dates and in the amounts set forth on the applicable Schedule.

            (g) FIRST PAYMENT AND SUBSEQUENT PAYMENTS. The first Payment under a Note and Advance ("First Payment") is due at the beginning of its Term and shall, at our option, either be deducted from the proceeds of the Advance or paid directly to us by you. Subsequent Payments are due on the thirtieth (30th) day of each successive month as set forth on the Schedule until you pay to us in full all of the Payments and any other fees, costs, charges and expenses that you owe us.

            (h) INTEREST. Prior to Maturity of an Advance, you will pay us interest on the Advance at the interest rate indicated in the applicable Schedule (the "Interest Rate"). "Maturity" means the scheduled maturity or any earlier date on which we accelerate the Loan. The Payment amount indicated in the Schedule includes interest at the applicable Interest Rate. Interest is calculated in advance using a year of 360 days with twelve months of 30 days.

            (i) INTERIM INTEREST PAYMENT. If an Advance is made on a day other than the thirtieth (30th) or thirty-first (31st) day of a month, you will also pay to us, together with the First Payment, interest on the Advance at the applicable interest rate for the period from the date the Advance is made until the twenty-ninth (29th) day of the month in which the Advance is made. If an Advance is made on the thirty-first (31st) day of a month, you will also pay to us, together with the First Payment, interest on the Advance at the applicable interest rate for the period from the date the Advance is made until the twenty-ninth (29th) day of the following month. If an Advance is made on the thirtieth (30th) day of a month, no interim interest will be due.

            (j) DEFAULT INTEREST RATE. After Maturity of the Loan or any Advance, you will pay us interest thereon at a rate of three (3%) percent per year above the applicable Interest Rate. This is referred to as the "Default Rate."

            (k) USURY. You and we intend to obey the law. If the Interest Rate charged would exceed the maximum legal rate, you will only have to pay the maximum legal rate. You do not have to pay any excess interest over and above the maximum legal rate of interest. However, if it later becomes legal for you to pay all or part of any excess interest, you will then pay it to us upon our request.

            (l) PAYMENT DETAILS. You will make all Payments due under this Master Agreement by 3:00 P.M., Connecticut time, on the day they are due. You will make all Payments in US Dollars (US$) in immediately available funds. We do not have to make or give "presentment, demand, protest or notice" to get paid. You waive "presentment, demand, protest and notice."

            (m) APPLICATION OF PAYMENTS. Each Payment under this Master Agreement is to be applied in the following order: first, to any fees, costs, expenses and charges you may owe us; second, to any interest due; and third to the principal balance.

            (n) PREPAYMENT. You may prepay the Loan as specifically permitted by Exhibit B to the applicable Schedule.

            (o) NO SETOFFS. Your obligation to pay us all Payments is absolute and unconditional. You are not excused from making the Payments, in full, for any reason. You agree that you have no defense for failure to make the Payments and you will not make any counterclaims or setoffs to avoid making the Payments.

2. SECURITY INTEREST

            (a) You grant us a first and only lien on and security interest in the Collateral. The Collateral secures the full and timely payment and performance of all of your now existing or hereafter arising indebtedness, liabilities and obligations to us, whether under this Master Agreement, the Schedules, the Notes and any other agreement, loan or lease that you may at any time or times have with us or otherwise (collectively, the "Obligations"). You also grant us a security interest in any additional collateral identified in any Schedule. Any additional collateral is considered to be "Collateral" and it secures all of the Obligations.

            (b) In the event of a default, if we request, you will put labels supplied by us stating "PROPERTY SUBJECT TO A SECURITY INTEREST HELD BY FINOVA CAPITAL CORPORATION" on the Collateral where they are clearly visible.

            (c) You give us permission to add to this Master Agreement or any Schedule the serial numbers and other information about the Collateral.

            (d) You give us permission to file this Master Agreement or Uniform Commercial Code financing statements, at your expense, in order to perfect our security interest in the Collateral. You also give us permission to sign your name on the Uniform Commercial Code financing statements where this is permitted by law.

            (e) You will pay our costs and reasonable fees for documentation, closing, administration and termination of this Master Agreement, the Notes and Schedules. These fees include such items as reasonable attorneys fees and expenses incurred in preparing this Master Agreement and all agreements, instruments and documents executed in connection herewith, and all amendments, supplements and waivers hereto and thereto, as well as due diligence searches and fees for preparing and filing UCC terminations and releases. You will also pay any filing, recording or stamp fees or taxes resulting from filing this Master Agreement or Uniform Commercial Code financing statements.

            (f) At your expense, you will defend our first priority security interest in the Collateral against, and keep the Collateral free of, any legal process, liens, other security interests, attachments, levies and executions, except for Permitted Liens. You will give us immediate written notice of any legal process, liens, attachments, levies or executions, and you will indemnify us against any loss that results to us from these causes.

            (g) You will notify us at least 15 days before you change the address of your principal executive office or principal place of business. Your principal executive office and principal place of business are set forth at the beginning of this Master Agreement.

            (h) You will promptly sign and return additional documents that we may reasonably request in order to protect our first priority security interest in the Collateral.

            (i) Except as set forth in a Schedule, the Collateral is personal property and will remain personal property. Except as set forth in a Schedule, you will not incorporate it into real estate and will not do anything that will cause the Collateral to become part of real estate or a fixture.

3. CONDITIONS OF LENDING

            (a) See our Commitment Letter to you dated March 22, 1999 (the "Commitment Letter"), which you and we consider to be a part of this Master Agreement. The terms and conditions of the Commitment Letter continue following the making of the first Advance, including, without limitation, conditions to the Loan. However, if there is a conflict between the terms and conditions of this Master Agreement, any Schedule or any Note and the terms and conditions of the Commitment Letter, then you and we agree that the terms and conditions of this Master Agreement, the Schedules and the Notes control over the Commitment Letter terms and conditions.

            (b) Before we disburse any proceeds of any Advance, we also require the following:

                     (i) That no payment is past due to us under any other agreement, loan or lease that you or any guarantor have with us.

                     (ii) That you are complying with all terms of this Master Agreement, the Schedules and the Notes and there are no defaults hereunder or thereunder.

                     (iii) That we have received all the documents we reasonably requested, including the signed Schedule and Note.

                     (iv) That there has been no material adverse change in your financial condition, business or operations, or that of any guarantor, from the financial condition that you or any guarantor have disclosed to us.

                     (v) All conditions contained in the Commitment Letter have been satisfied.

4. REPRESENTATIONS AND WARRANTIES

You represent and warrant to us as follows:

            (a) You and each guarantor are duly organized, existing and in good standing wherever you or it are required by law to be so qualified and where the failure to so qualify would have a material adverse effect. You and each guarantor have full power and authority to execute, deliver and carry out the provisions of this Master Agreement, the Schedules and the Notes and to borrow hereunder and thereunder. This Master Agreement, the Schedules and the Notes are validly executed and delivered by you and the guarantors and are the legal, valid and binding obligations of you and the guarantors, each enforceable in accordance with its terms.

            (b) Neither you nor any guarantor is a defendant under any material litigation and there are no judgments outstanding against you or any guarantor.

            (c) All of the Equipment has been delivered to you and installed at the location set forth on the Schedule and you have accepted all of the Equipment for all purposes of this Master Agreement.

            (d) You have good title to all of your assets, including, without limitation, the Collateral, and in the case of the Collateral, free and clear of all security interests, liens and other encumbrances, except for Permitted Liens. Upon filing of UCC-1 financing statements in all applicable filing offices, we will be granted a first and only perfected lien on and security interest in all of the Collateral. There are no other security interests, liens or encumbrances covering the Collateral, except for Permitted Liens. For purposes of this Master Agreement, "Permitted Liens" means (i) liens for taxes, assessments and other governmental charges or levies or the claims or demands of landlords, carriers, warehousemen, mechanics laborers, materialmen and other like persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable; (ii) liens to secure the payment of sums which are not yet due and payable incurred in the ordinary course of business with respect to workers' compensation, unemployment insurance or other social security benefits or obligations; (iii) liens in favor of FINOVA; and (iv) liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods, which liens are limited to the extent that such assets are in the possession of customs authorities.

            (e) You have supplied us with information about the Collateral. You promise to us that the amount of our Advance as to each item of Equipment is no more than the fair and usual price for this kind of Equipment, taking into account any discounts, rebates and allowances that you or any affiliate of yours may have been given for the Equipment.

            (f) The Collateral is located at the premises set forth on the Schedule.

            (g) All financial information and other information that you or any guarantor have given us is true and complete as of the date given. You or any guarantor have not failed to tell us anything that would make the financial information not misleading. There has been no material adverse change in your financial condition, business or operations, or the financial condition of any guarantor, from the financial condition that you disclosed to us.

            (h) To your knowledge, you have complied with all "environmental laws" and will continue to comply with all "environmental laws." No "hazardous substances" are used, generated, treated, stored or disposed of by you or at your properties except in compliance with all environmental laws. "Environmental laws" mean all federal, state or local environmental laws and regulations, including the following laws: CERCLA, RCRA, Hazardous Materials Transport Act and The Federal Water Pollution Control Act. "Hazardous substances" means all hazardous or toxic wastes, materials or substances, as defined in the environmental laws, as well as oil, flammable substances, asbestos that is or could become friable, urea formaldehyde insulation, polychlorinated biphenyls and radon gas.

5. COVENANTS

You agree to do the following things (or not to do the following things if so stated) until full payment of all amounts due to us under this Master Agreement, the Schedules and the Notes:

            (a) CARE, USE, LOCATION, TRANSFER, ENCUMBRANCE AND ALTERATION OF THE COLLATERAL.

                     (i) You will make sure that the Collateral is maintained in good operating condition, and that it is serviced, repaired and overhauled when this is necessary to keep the Collateral in good operating condition. All maintenance must be done according to the Supplier's or Manufacturer's requirements or recommendations. All maintenance must also comply with any legal or regulatory requirements.

                     (ii) You will maintain service logs for the Collateral, if applicable, and permit us or our agents to inspect the Collateral, the service logs and service reports upon prior notice to you (except in a case of an event of default, in which case no notice is due). You give us and our agents permission to make copies of the service logs and service reports.

                     (iii) We will give you prior notice if we, or our agents, want to inspect the Collateral or the service logs or service reports. We may inspect it during regular business hours and not more than once a year unless an Event of Default has occurred and is continuing. If we find during an inspection that you are not complying with this Master Agreement or if you are otherwise in default under this Master Agreement, you (and not us) will pay our reasonable travel, meals and lodging costs, our salary costs, and our costs and fees and those of our agents for reinspection. You will promptly cure any problems with the Collateral that are discovered during our inspections.

                     (iv) You will use the Collateral only for business purposes. You will obey all legal and regulatory requirements in your use of the Collateral.

                     (v) You will make all additions, modifications and improvements to the Collateral that are required by law or government regulation. Otherwise, you will not alter the Collateral without our written permission. You will replace all worn, lost, stolen or destroyed parts of the Collateral with replacement parts that are as good or better than the original parts. The new parts will become subject to our security interest upon replacement.

                 (vi) You will not remove the Collateral from the location indicated in the Schedule provided, however, that you may move the Collateral presently located at such location to another location located in the continental United States, but if and only if (a) you shall have given us not less than thirty (30) days prior written notice of the actual move and a list of all Collateral being so moved, (b) there is then no default hereunder, (c) if the new location is leased, prior to such move, we shall have received a Landlord Waiver to be in form and substance satisfactory to us, (d) we shall have been granted a first perfected lien and security interest on such moved Collateral and there shall be no other liens covering such Collateral (other than Permitted Liens), (e) you shall have executed and delivered to us all such agreements, instruments and documents reasonably requested by us in connection therewith, and (f) we shall have received satisfactory results of all due diligence searches (including, without limitation, environmental audits).

                 You may, however, move small items of Collateral with an aggregate total cost of $100,000 or less, without prior written notice to us. In such event, however, you agree to provide us with a list every other month throughout the term of a Schedule of what Collateral has been moved and designate the location where said Collateral was moved from and to.

                 (vii) You have and will have good and merchantable title to all of the Collateral.

                 (viii) You will not convey, assign, sell, mortgage, transfer, encumber, pledge, hypothecate, grant a security interest in, grant options with respect to, lease or otherwise dispose of all or any part of any interest whatsoever in or to any or all of the Collateral, or any interest therein, except for Permitted Liens.

            (b) YEAR 2000 COMPLIANT.

You represent, warrant and agree to take all action necessary, including, but not limited to, due inquiry and due diligence with critical business partners to assure that there will be no material adverse change to your business by reason of the advent of the year 2000, including, without limitation, that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process all dates before and after December 31, 1999 ("Y2K Compliant"). At our request, you shall provide to us assurance reasonably acceptable to us that your computer-based systems, embedded microchips and other processing capabilities are Y2K Compliant.

            (c) RISK OF LOSS.

                (i) You have the complete risk of loss or damage to the Collateral. Loss or damage to the Collateral will not relieve you of your obligation to make the Payments.

                (ii) If any Collateral is lost or damaged, you have two choices although if you are in default under this Master Agreement, we and not you will have the two options. The choices are:

                     (A) Repair or replace the damaged or lost Collateral so that, once again, the Collateral is in good operating condition and we have a perfected first priority security interest in it.

                     (B) Pay us the present value (as of the date of payment) of the remaining Payments. We will calculate the present value using a discount rate of five (5%) percent per year. Once you have paid us this amount and any other amount that you may owe us, we will release our security interest in the damaged or lost Collateral and you (or your insurer) may keep the Collateral for salvage purposes, on an "AS IS, WHERE IS" basis and without any representation or warranty whatsoever.

            (d) INSURANCE.

                (i) Until you have made all Payments to us under this Master Agreement, the Schedules and the Notes and all Obligations have been satisfied in full, you will keep the Collateral insured. The amount of insurance, the coverage, and the insurance company must comply with the requirements of a letter dated July 17, 1999 from our Risk Management Department to you be.

                (ii) If you do not provide us with written evidence of insurance that complies with such requirements,, we may buy the insurance ourselves, at your expense. You will promptly pay us the cost of this insurance. We have no obligation to purchase any insurance. Any insurance that we purchase will be our insurance, and not yours, and we may insure the Collateral beyond the date of satisfaction of the Obligations.

                (iii) Insurance proceeds may be used to repair or replace damaged or lost Collateral or to pay us the present value of the Payments, as provided above.

                (iv) Upon the occurrence of an Event of Default, you appoint us as your "attorney-in-fact" to make claims under the insurance policies, to receive payments under the insurance policies, and to endorse your name on all documents, checks or drafts relating to insurance claims for Collateral.

            (e) TAXES.

                (i) You will pay all sales, use, excise, stamp, documentary and ad valorum taxes, license, recording and registration fees, assessments, fines, penalties and similar charges imposed on the ownership, possession, use, lease or rental of the Collateral or on the Loan.

                (ii) You will pay all taxes (other than our federal or state net income taxes) imposed on you or on us regarding the Payments.

                (iii) You will reimburse us for any of these taxes that we pay or advance.

                (iv) You will file and pay for any personal property taxes on the Collateral.

            (f) INFORMATION SUPPLIED BY YOU AND ANY GUARANTOR.

                (i) During the Term you will promptly provide us with copies of any current, quarterly and annual reports and all proxy (or information) statements you or any guarantor file with the Securities and Exchange Commission ("SEC").

                (ii) You and any guarantor will also provide us with the following financial statements:

                     (A) Quarterly balance sheet and statements of earnings and cash flow - within 45 days after the end of your first three fiscal quarters in each fiscal year. These will be certified by the chief financial officer.

                     (B) Annual balance sheet and statements of earnings and cash flow - within 90 days after the end of each fiscal year. These will be audited by independent auditors reasonably acceptable to us. Their audit report must be unqualified.

All financial statements will be prepared according to generally accepted accounting principles, consistently applied. All financial statements and SEC filings that you or any guarantor provide us will be true and complete. They will not fail to tell us anything that would make them not misleading.

                 (iii) At the same time you deliver the financial statements described in paragraph 5(f)(ii)(A), you will also provide us with a certificate of your chief financial officer stating that no default exists, or, if he cannot certify this because a default does exist, he must specify in reasonable detail the nature of the default.

                 (iv) The audited financial statements described in paragraph 5(f)(ii)(B), must be accompanied by a certificate executed by your chief financial officer stating that no default exists, or, if it cannot certify this because a default does exist, it must specify in reasonable detail the nature of the default.

6. DEFAULTS

            (a) DEFAULTS. You are in default if any of the following happens:

                (i) You do not pay us, within 5 days of when it is due, any Payment or other payment that you owe us under this Master Agreement, any Schedule or any Note or that you owe under any other agreement, loan, lease or other financial arrangement that you have with us.

                (ii) Any of the financial information that you give us is not true and complete as of the date it is given, or you fail to tell us anything that would make the financial information not misleading.

                (iii) You do something you are not permitted to do, or you fail to do anything that is required of you, under this Master Agreement, any Schedule and such breach continues uncured for a period of thirty (30) days after we have given written notice of such default to you; provided that such cure period shall not apply to any covenant relating to insurance covering the Collateral.

                (iv) You do something you are not permitted to do or you fail to do anything that is required of you under any other lease, loan or other financial arrangement that you have with us and such action or failure continues uncured beyond the time period, if any, provided therein.

                (v) An event of default occurs for any other lease, loan or obligation of yours (or any guarantor) that exceeds $100,000 in the aggregate.

                (vi) You or any guarantor file bankruptcy, or involuntary bankruptcy is filed against you or any guarantor and such involuntary bankruptcy is not dismissed within sixty (60) days.

                (vii) You or any guarantor are subject to any other insolvency proceeding other than bankruptcy (for example, a receivership action or an assignment for the benefit of creditors) and such proceeding that is involuntary is not dismissed within sixty (60) days.

                (viii) Without our permission, which permission shall not be unreasonably withheld, you or any guarantor sell all or a substantial part of its assets, merge or consolidate, or a majority of your voting stock or interests (or any guarantor's voting stock or interests) is transferred.

                 (ix) There is a material adverse change in your financial condition, business or operations, or that of any guarantor.

            (b) REMEDIES, DEFAULT INTEREST, LATE FEES.

                If you are in default and the default is continuing, we may exercise one or more of our "remedies." Each of our remedies is independent. We may exercise any of our remedies, all of our remedies or none of our remedies. We may exercise them in any order we choose. Our exercise of any remedy will not prevent us from exercising any other remedy or be an "election of remedies." If we do not exercise a remedy, or if we delay in exercising a remedy, this does not mean that we are forgiving your default or that we are giving up our right to exercise the remedy. Our remedies allow us to do one or more of the following:

                (i) "Accelerate" the Loan balance under any or all Notes. This means that we may require you to immediately pay us the entire outstanding principal balance of the entire Loan.

                (ii) Require you to immediately pay us all amounts that you are required to pay us for the entire Term of any other agreements, loans, leases or financial arrangements that you have with us.

                (iii) Sue you for the entire outstanding principal balance of the Loan and all other amounts you owe us (including, without limitation, all accrued and unpaid interest, including interest at the Default Rate), outstanding fees, costs, expenses and charges, plus all prepayment premiums.

                (iv) Require you at your expense to assemble the Collateral at a location we request in the United States of America.

                (v) Exercise any remedy under the Uniform Commercial Code or otherwise permitted by law including to the extent permitted retaking and removing the Collateral. If required, we may disconnect and separate the Collateral from your other property. You will not be entitled to any damages resulting from removal or repossession of the Collateral. We may use, ship, store, repair or lease any Collateral that we repossess. We may sell any repossessed Collateral at private or public sale. You give us permission to show the Collateral to buyers at your location free of charge during normal business hours. If we do this, we do not have to remove the Collateral from your location. If we repossess the Collateral and sell it, we will give you credit for the net sale price, after subtracting our costs of repossessing and selling the Collateral. If we rent the Collateral to somebody else, we will give you credit for the net rent received, after subtracting our costs of repossessing and renting the Collateral, but the credit will be discounted to present value using a discount rate equal to the Default Rate. The credit will be applied against what you owe us under this Master Agreement, the Schedules, the Notes and any other agreements, loans, leases and other financial arrangements that you have with us. If the credit exceeds the amount you owe under this Master Agreement, the Schedule, the Notes and any other agreements, loans, leases or financial arrangements that you have with us, we will refund the amount of the excess to you.

                (vi) We will have all of our rights and remedies under this Master Agreement, the Notes, the Schedules and all agreements, instruments and documents executed in connection herewith and therewith and all of our rights and remedies under applicable law, whether as a secured party or otherwise.

                (vii) Return conditions:

                      (A) Following a default, at our request you will return the Collateral, freight and insurance prepaid by you, to us at a location we request in the United States of America. It will be returned in good operating condition, as required by Section 5 above. The Collateral will not be subject to any liens when it is returned.

                      (B) You will pack or crate the Collateral for shipping in the original containers, or comparable ones. You will do this carefully and follow all recommendations of the Supplier and the Manufacturer as to packing or crating.

                      (C) You will also return to us the plans, specifications, operating manuals, software, documentation, discs, warranties and other documents furnished by the Manufacturer or Supplier. You will also return to us all service logs and service reports, as well as all written materials that you may have concerning the maintenance and operation of the Collateral.

                      (D) At our request, you will provide us with up to 60 days free storage of the Collateral at your location, and will let us (or our agent) have access to the Collateral in order to inspect it, display it to others for purchase and sell it.

                     (E) You will pay us what it costs us to repair the Collateral if you do not return it in the required condition.

                 (viii) You will also pay us the following:

                     (A) All our expenses of enforcing our remedies. This includes all our expenses to repossess, store, ship, repair and sell the Collateral.

                     (B) Our reasonable attorney's fees and expenses.

                     (C) Default interest on everything you owe us from the date of your default to the date on which we are paid in full at the Default Rate.

                     (D) A premium in the amount equal to the prepayment premium as set forth in Exhibit B to the applicable Schedule.

            (ix) So long as you are not accruing interest at the Default Interest Rate, you will pay us a late fee whenever you pay any amount that you owe us more than ten (10) days after it is due. You will pay the late fee within one month after the late Payment was originally due. The late fee will be five (5%) percent of the late Payment. If this exceeds the highest legal amount we can charge you, you will only be required to pay the highest legal amount. The late fee is intended to reimburse us for our collection costs that are caused by late Payment. Subject to the first sentence of this paragraph, it is charged in addition to all other amounts you are required to pay us, including Default Interest.

        (x) You realize that the damages we could suffer as a result of your default are very uncertain. This is why we have agreed with you in advance on the Default Rate to be used in calculating the payments you will owe us if you default. You agree that, for these reasons, the payments you will owe us if you default are "agreed" or "liquidated" damages. You understand that these payments are not "penalties" or "forfeitures."

7. PERFORMING YOUR OBLIGATIONS IF YOU DO NOT

If you do not perform one or more of your obligations under this Master Agreement or a Schedule or Note, we may perform it for you. We will notify you in writing at least ten (10) days before we do this. We do not have to perform any of your obligations for you. If we do choose to perform them, you will pay us all of our expenses to perform the obligations. You will also reimburse us for any money that we advance to perform your obligations, together with interest at the Default Rate on that amount. These will be additional "Payments" that you will owe us and you will pay them at the same time that your next Payment is due.

8. INDEMNITY

(a) You will indemnify us, defend us and hold us harmless from and against any and all claims, expenses and attorney's fees concerning or arising from the Collateral, this Master Agreement, any Schedule or Note, or your breach of any representation, warranty or covenant. It includes, without limitation, any claims, losses or charges concerning, arising out of or in connection with the manufacture, selection, delivery, possession, use, operation or return of the Collateral and any claims, losses or damages concerning, arising out of or in connection with this Master Agreement, any Schedule or the Notes.

            (b) This obligation of yours to indemnify us continues even after the Term is over.

9. MISCELLANEOUS

            (a) ASSIGNMENT.

WE MAY ASSIGN OR GRANT A SECURITY INTEREST IN THIS MASTER AGREEMENT, ANY SCHEDULE, ANY NOTE OR ANY PAYMENTS WITHOUT YOUR PERMISSION. THE PERSON TO WHOM WE ASSIGN IS CALLED THE "ASSIGNEE." THE ASSIGNEE WILL NOT HAVE ANY OF OUR OBLIGATIONS UNDER THIS MASTER AGREEMENT. YOU WILL NOT BE ABLE TO RAISE ANY DEFENSE, COUNTERCLAIM OR OFFSET AGAINST THE ASSIGNEE. NOTWITHSTANDING ANY SUCH ASSIGNMENT OR GRANTING OF A SECURITY INTEREST, WE WILL CONTINUE TO BE LIABLE FOR ALL OF OUR OBLIGATIONS UNDER THIS MASTER AGREEMENT.

UNLESS YOU RECEIVE OUR WRITTEN PERMISSION, YOU MAY NOT ASSIGN OR TRANSFER YOUR RIGHTS UNDER THIS MASTER AGREEMENT OR ANY SCHEDULE. YOU ALSO ARE NOT ALLOWED TO LEASE OR RENT THE COLLATERAL OR LET ANYBODY ELSE USE IT UNLESS WE GIVE YOU OUR WRITTEN PERMISSION.

            (b) ACCEPTANCE BY FINOVA, GOVERNING LAW, JURISDICTION, VENUE, SERVICE OF PROCESS, WAIVER OF JURY TRIAL.

THIS MASTER AGREEMENT WILL ONLY BE BINDING WHEN WE HAVE ACCEPTED IT IN WRITING.

THIS MASTER AGREEMENT IS GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF ARIZONA (NOT INCLUDING THE "CHOICE OF LAW" DOCTRINE), THE STATE IN WHICH OUR OFFICE IS LOCATED IN

WHICH FINAL APPROVAL OF THE TERMS OR CONDITIONS OF THIS MASTER AGREEMENT OCCURRED AND FROM WHICH DISBURSEMENT OF THE LOAN PROCEEDS WILL BE ORDERED. HOWEVER, IF THIS MASTER AGREEMENT IS UNENFORCEABLE UNDER ARIZONA LAW, IT WILL INSTEAD BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE COLLATERAL IS LOCATED.

YOU MAY ONLY SUE US IN A FEDERAL OR STATE COURT THAT IS LOCATED IN MARICOPA COUNTY, ARIZONA. THIS APPLIES TO ALL LAWSUITS UNDER ALL LEGAL THEORIES, INCLUDING CONTRACT, TORT AND STRICT LIABILITY. YOU CONSENT TO THE PERSONAL JURISDICTION OF THESE ARIZONA COURTS. YOU WILL NOT CLAIM THAT MARICOPA COUNTY, ARIZONA, IS AN "INCONVENIENT FORUM" OR THAT IT IS NOT A PROPER "VENUE."

WE MAY SUE YOU IN ANY COURT THAT HAS JURISDICTION. WE MAY SERVE YOU WITH PROCESS IN A LAWSUIT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO YOUR ADDRESS INDICATED AFTER YOUR SIGNATURE BELOW.

YOU AND WE EACH WAIVE ANY RIGHT YOU OR WE MAY HAVE TO A JURY TRIAL IN ANY LAWSUIT BETWEEN YOU AND US.

            (c) NOTICES. Your address for notices is your address set forth below your name on the signature page of this Master Agreement. We may give you written notice in person, by mail, by overnight delivery service, or by fax. Mail notice will be effective three (3) days after we deposit it with the U.S. Postal Service. Overnight delivery notice requires a receipt and tracking number. Fax notice requires a receipt from the sending machine showing that it has been sent to your fax number and received.

Our address for notices is our address set forth below our name on the signature page of this Master Agreement, with Attention: Director, Contract Administration. You will also give copies of all notices to us at our principal place of business at the address set forth in the opening paragraph of this Master Agreement, with attention to Vice President, Law Department. You may give us notice the same way that we may give you notice.

            (d) GENERAL

This Master Agreement benefits our successors and assigns. This Master Agreement benefits only those successors and assigns of yours that we have approved in writing.

This Master Agreement binds your successors and assigns. This Master Agreement binds only those successors and assigns of ours that clearly assume our obligations in writing.

TIME IS OF THE ESSENCE OF THIS MASTER AGREEMENT

This Master Agreement, all of the Schedules and the Notes and the Commitment Letter are together the entire agreement between you and us concerning the Collateral.

Only an employee of FINOVA who is authorized by corporate resolution or policy may modify or amend this Master Agreement or any Schedule or Note on our behalf, and this must be in writing. Only he or she may give up any of our rights, and this must be in writing. If more than one person is the Borrower under this Master Agreement, then each of you is jointly and severally liable for your obligations under this Master Agreement and all Schedules and Notes. This Master Agreement is only for your benefit and for our benefit, as well as our successors and assigns. It is not intended to benefit any other person.

If any provision in this Master Agreement is unenforceable, then that provision must be deleted. Only unenforceable provisions are to be deleted. The rest of this Master Agreement will remain as written.

We may make press releases and publish a tombstone announcing this transaction and its total amount. You may publicize this transaction with our prior written consent, which consent will not be unreasonably withheld.


LENDER:                                        BORROWER:

FINOVA CAPITAL CORPORATION                     INTERNAP NETWORK SERVICES CORP.
10 WATERSIDE DRIVE                             2 UNION SQUARE BUILDING,
FARMINGTON, CT  06032-3065                     601 UNION STREET
                                               SEATTLE, WA  98101

BY: /s/ LINDA A. MOSCHITTO                    BY:  /s/ JEFF ARROWSMITH
   ------------------------------------            ----------------------------

PRINTED NAME: Linda A. Moschitto              PRINTED NAME: Jeff Arrowsmith
              -------------------------                     -------------------

TITLE: Director-Contract Administration        TITLE: Director of Finance
       --------------------------------               -------------------------

FAX NUMBER: (860) 676-1814                     Taxpayer ID# 91-1896926
            ---------------------------                     -------------------

DATE ACCEPTED:  September 1, 1999              FAX NUMBER:  206 264-1833
                -----------------------                     -------------------

                                               BY:  /s/ PAUL E. MCBRIDE
                                                    ----------------------------

                                               PRINTED NAME: Paul E. McBride
                                                             -------------------

                                               TITLE: VP Finance & Admin/CFO
                                                       -------------------------

                                                DATED:
                                                      --------------------------

STATE OF
         ---------------------

COUNTY OF
         ---------------------


I acknowledge that ___________________, who stated that he/she is _______________ of the Borrower named above, signed this Master Loan and Security Agreement in my presence today: _______________. He/She acknowledged to me that his/her signature on this Master Loan and Security Agreement was authorized by a valid resolution or other valid authorization from Borrower's board of directors or other governing body.


                                               --------------------------------
                                               Notary Public

                                                             [SEAL]

                             PROMISSORY NOTE NO. 01


$997,746.59

                                                            --------------, ---



INTERNAP NETWORK SERVICES CORPORATION, a ____________ corporation ("you"), promise to pay to the order of FINOVA CAPITAL CORPORATION ("we," "us" or "FINOVA") the principal amount of NINE HUNDRED NINETY-SEVEN THOUSAND SEVEN HUNDRED FORTY-SIX AND 59/100 Dollars ($997,746.59), together with interest on the unpaid principal balance at the interest rate per annum and on the dates and as otherwise provided in the "Master Agreement" and "Schedule" referred to below.

If the interest rate charged would exceed the maximum legal rate, you will only have to pay the maximum legal rate. You do not have to pay any excess interest over and above the maximum legal rate of interest. However, if it later becomes legal for you to pay all or part of any excess interest, you will then pay it to us upon our request.

You will make all payments in US Dollars at our offices at 10 Waterside Drive, Farmington, Connecticut 06032-3065, or to another address that we request in writing. All payments will be made in immediately available funds.

This Note is executed in connection with a Master Loan and Security Agreement dated August 23, 1999 (the "Master Agreement"), between you and us. This Note is one of the Notes referred to in the Master Agreement, is secured as provided therein, and by all collateral set forth on Exhibit A to the attached Schedule (the "Schedule"), dated the same date as this Note and made a part hereof, is entitled to all of the benefits of the Master Agreement and may be prepaid only as provided in Exhibit B to the Schedule. All of the terms contained in the Schedule are incorporated in full herein as if set forth in its entirety. This Note may be accelerated by us upon a payment default or upon another default under the Master Agreement or any agreement, instrument or document executed in connection herewith or therewith.

TIME IS OF THE ESSENCE.

So long as you are not accruing interest at the Default Interest Rate, if you do not make a payment within ten (10) days after the date it is due, you will also pay us a late charge of five percent (5%) of the amount past due. Your interest rate will be increased by three percent (3%) per annum, over and above your regular interest rate ("Default Interest Rate") if payment is not made at the scheduled or accelerated maturity of this Note. You will also pay all of our costs of collection, including our reasonable attorney's fees and expenses. If we accelerate this Note, you will also owe us a prepayment premium, as set forth in Exhibit B to the Schedule.

You waive diligence, presentment, formalities of demand, protest or notice of nonpayment or dishonor or any other notice as to this Note.

THIS NOTE IS GOVERNED BY THE SUBSTANTIVE LAWS (AND NOT THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ARIZONA, THE STATE IN WHICH OUR OFFICE IS LOCATED IN AND FROM WHICH FINAL APPROVAL OF THE TERMS AND CONDITIONS OF THIS NOTE OCCURRED AND FROM WHICH DISBURSEMENT OF THE LOAN PROCEEDS WAS ORDERED. YOU CONSENT TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF ARIZONA. YOU WAIVE TRIAL BY JURY.

You represent to us that the proceeds of the Loan evidenced by this Note are being used to finance (or refinance) your purchase of the Collateral described in the Schedule, and that the Collateral will only be used for business purposes.



INTERNAP NETWORK SERVICES CORPORATION                   ATTEST:

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

                                                        -----------------------
                                                        [Assistant] Secretary

                    SCHEDULE NO. 01 TO PROMISSORY NOTE NO. 01
                                       AND
                       MASTER LOAN AND SECURITY AGREEMENT



Schedule No. 01, dated __________, 1999, (this "Schedule") to PROMISSORY NOTE NO. 01 and MASTER LOAN AND SECURITY AGREEMENT dated as of August 23, 1999 (the "Master Agreement") between INTERNAP NETWORK SERVICES CORPORATION, a ________corporation, with its executive office and principal place of business at Two Union Square Building, 601 Union Street, Suite 1000, Seattle, WA 98101 ("you"); and FINOVA CAPITAL CORPORATION, a Delaware corporation, with its executive office and principal place of business at 1850 North Central Avenue, Phoenix, Arizona 85004 ("we," "us", or "FINOVA").

1. Obligation to pay. You are presently borrowing NINE HUNDRED NINETY-SEVEN THOUSAND SEVEN HUNDRED FORTY-SIX AND 59/100 DOLLARS from us. This borrowing is evidenced by your promissory note dated the same date as this Schedule in the amount of NINE HUNDRED NINETY-SEVEN THOUSAND SEVEN HUNDRED FORTY-SIX AND 59/100 Dollars ($997,746.59) (the "Note") to which this Schedule is attached and made a part thereof.

2. Payments (Subject to adjustment in Paragraph 3). You will repay the Loan, together with interest at the interest rate described below, in forty-eight (48) consecutive monthly payments of principal and interest as follows: Forty-eight
(48) consecutive monthly payments of principal and interest, each in the amount of $26,250.71. These payments will be adjusted two (2) business days prior to the date we make the Loan to you as set forth in Paragraph 3.

The first (1st) and forty-eighth (48th) monthly payments of principal and interest ("First Payment") will be due on the date that we make the Loan to you. Subsequent payments of principal and interest are due and payable on the thirtieth (30th) day of each and every month thereafter through and including the date upon which the Final Payment is scheduled to be due (the "Maturity Date"). Any remaining amount that you owe us is due on the Maturity Date. The First Monthly Payment of principal and interest (as well as any interim interest referred to below) shall, at our option, either be withheld from the proceeds of the Loan or paid directly to us by you.

If the Loan is made on a day other than the thirtieth (30th) or thirty-first
(31st) day of a month, you will also pay to us, together with the First Payment, interest on the Loan at the interest rate for the period from the date we make the Loan to you until the twenty-ninth (29th) day of the same month. If the Loan is made on the thirty-first (31st) day of a month, you will also pay to us, together with the First Payment, interest on the Loan at the interest rate for the period from the date we make the Loan to you until the twenty-ninth (29th) day of the following month. If the Loan is made on the thirtieth (30th) day of a month, no such interim interest will be due.

3. Interest; Indexing. The interest rate in your payments shown above is calculated at the rate of 7.47% per annum plus an "Index Rate" of 5.64%. The Index Rate means the highest yield, as published in The Wall Street Journal of 4-year United States Treasury Notes. The Index

Rate of 5.64% was the Index Rate published in The Wall Street Journal on May 21, 1999. Two-business days prior to the date we make the Loan to you, we will read The Wall Street Journal to determine the final Index Rate. If the Index Rate is not published in The Wall Street Journal, we will determine it from another reliable source. We will increase or decrease the payments set forth above in Paragraph 2 to reflect any increase or decrease in the Index Rate on such date. We will give you notice of any increase as soon as we can. You will pay the increased or decreased payments unless we have made an obvious mistake in our calculations. Interest is calculated in advance using a 360-day year of twelve 30-day months.

4. Purpose of Loan; Security Interest. You are making this borrowing to finance (or refinance) your purchase of the equipment described in the attached Exhibit A to this Schedule (the "Equipment"). The Equipment, together with all other property described on the attached Exhibit A is hereinafter referred to as the "Collateral". The Collateral includes, without limitation, the Equipment and all replacement parts, additions, accessories and accessions thereto, all replacements and substitutions thereof and all proceeds of the foregoing, including, without limitation, insurance proceeds. In order to secure all of the Obligations (as defined in the Master Agreement), you grant us a first lien on and security interest in the Collateral, as well as any additions, omissions, substitutions and proceeds of the Collateral, including, without limitation, insurance proceeds. You also grant us a security interest in any leases and rentals of the Collateral. This security interest secures the Note. It also secures the full and timely payment and performance of all of your other Obligations to us, whether under the Master Agreement, any other agreement, loan or lease that you may have with us, or otherwise.

5. Collateral Acceptance Date. The Equipment shall be delivered, installed and accepted no later than April 30, 2000.

6. Terms of Master Agreement. The terms of the Master Agreement are made a part of this Schedule as if repeated in its entirety in this Schedule. Any declaration of default under the Master Agreement is a default under this Schedule and permits us to exercise all remedies provided by the Master Agreement.

INTERNAP NETWORK SERVICES CORPORATION              ATTEST:



By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------
Date:                                              ----------------------------
     --------------------------------              [Assistant] Secretary

                          EXHIBIT A TO SCHEDULE NO. 01

                                   Collateral



         All of the following property, in each case, whether now existing or hereafter arising, now owned or hereafter acquired, wherever located:

         (a) all of the following new machinery, equipment, fixtures and other assets ("Equipment") consisting of new office furniture, computers, network equipment, servers, phone, routers and communications equipment as more fully detailed and described on Schedule A attached hereto and made a part hereof.

         (b) all accessions and additions thereto, substitutions for, and all replacements of, any and all of the foregoing, and all proceeds of the foregoing, cash and non-cash, including insurance proceeds.




EQUIPMENT LOCATION:   See Schedule A attached hereto and made a part hereof.

ACCEPTED AND AGREED TO THIS _____ DAY OF AUGUST, 1999.

INTERNAP NETWORK SERVICES CORPORATION

By:
   ----------------------------------
Title:

                          EXHIBIT B TO SCHEDULE NO. 01
                                   Prepayment


You may not prepay the Advance evidenced by the Note, in whole or in part, prior to the date that you make the thirty-first (31st) timely consecutive monthly Payment. You shall have the right, upon not less than thirty (30) days prior written notice to us, on any regularly scheduled Payment date occurring after the thirty-first (31st) regularly scheduled Payment date, to prepay the outstanding principal balance of the Advance in whole, but not in part, provided that you shall pay to us, together with the entire principal balance of the Advance, (i) all accrued and unpaid interest on the amount prepaid through the date of prepayment, (ii) all outstanding fees, charges and other amounts then due under the Master Agreement, Schedule, Note and all of the other agreements, instruments and documents executed in connection herewith, and (iii) a prepayment fee in an amount equal to the product of (A) the outstanding principal balance of the Advance at the time of prepayment, times (B) the applicable percentage set forth opposite the month of the Term in which the prepayment occurs, as set forth below:


                           Number of
                      Month of the Term                           Percentage
                      -----------------                   -----------------------
                   0 through and including 30             No prepayment permitted
                  31 through and including 36                       2.45%
                  37 through and including 48                       1.25%


Once you give us a notice of prepayment, that notice is final and irrevocable. If we accelerate the Loan following a default, the default will be deemed to be a means to avoid the prepayment premium, and you will also owe us a prepayment premium calculated as if the Advance were prepaid on the date of acceleration. If no prepayment is permitted, the premium due upon acceleration will be five (5%) percent of the outstanding principal balance.

If you prepay the Advance under the Note, you must prepay all other Advances and the entire outstanding principal balance of the Loan and Master Agreement and all Notes, and pay to us the applicable premiums due under those Notes as well as all other costs, fees, charges and other amounts due under the Master Agreement, the Notes, the Schedules and all other agreements, instruments and documents.





                                                                  [_______]
(Exhibit B Prepayment Loan)                                        Initial

                             PROMISSORY NOTE NO. 02


$881,516.86

                                                            --------------, ---



INTERNAP NETWORK SERVICES CORPORATION, a ____________ corporation ("you"), promise to pay to the order of FINOVA CAPITAL CORPORATION ("we," "us" or "FINOVA") the principal amount of EIGHT HUNDRED EIGHTY-ONE THOUSAND FIVE HUNDRED SIXTEEN AND 86/100 Dollars ($881,516.86), together with interest on the unpaid principal balance at the interest rate per annum and on the dates and as otherwise provided in the "Master Agreement" and "Schedule" referred to below.

If the interest rate charged would exceed the maximum legal rate, you will only have to pay the maximum legal rate. You do not have to pay any excess interest over and above the maximum legal rate of interest. However, if it later becomes legal for you to pay all or part of any excess interest, you will then pay it to us upon our request.

You will make all payments in US Dollars at our offices at 10 Waterside Drive, Farmington, Connecticut 06032-3065, or to another address that we request in writing. All payments will be made in immediately available funds.

This Note is executed in connection with a Master Loan and Security Agreement dated August 23, 1999 (the "Master Agreement"), between you and us. This Note is one of the Notes referred to in the Master Agreement, is secured as provided therein, and by all collateral set forth on Exhibit A to the attached Schedule (the "Schedule"), dated the same date as this Note and made a part hereof, is entitled to all of the benefits of the Master Agreement and may be prepaid only as provided in Exhibit B to the Schedule. All of the terms contained in the Schedule are incorporated in full herein as if set forth in its entirety. This Note may be accelerated by us upon a payment default or upon another default under the Master Agreement or any agreement, instrument or document executed in connection herewith or therewith.

TIME IS OF THE ESSENCE.

So long as you are not accruing interest at the Default Interest Rate, if you do not make a payment within ten (10) days after the date it is due, you will also pay us a late charge of five percent (5%) of the amount past due. Your interest rate will be increased by three percent (3%) per annum, over and above your regular interest rate ("Default Interest Rate") if payment is not made at the scheduled or accelerated maturity of this Note. You will also pay all of our costs of collection, including our reasonable attorney's fees and expenses. If we accelerate this Note, you will also owe us a prepayment premium, as set forth in Exhibit B to the Schedule.

You waive diligence, presentment, formalities of demand, protest or notice of nonpayment or dishonor or any other notice as to this Note.

THIS NOTE IS GOVERNED BY THE SUBSTANTIVE LAWS (AND NOT THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ARIZONA, THE STATE IN WHICH OUR OFFICE IS LOCATED IN AND FROM WHICH FINAL APPROVAL OF THE TERMS AND CONDITIONS OF THIS NOTE OCCURRED AND FROM WHICH DISBURSEMENT OF THE LOAN PROCEEDS WAS ORDERED. YOU CONSENT TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF ARIZONA. YOU WAIVE TRIAL BY JURY.

You represent to us that the proceeds of the Loan evidenced by this Note are being used to finance (or refinance) your purchase of the Collateral described in the Schedule, and that the Collateral will only be used for business purposes.

INTERNAP NETWORK SERVICES CORPORATION               ATTEST:

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

                                                    ---------------------------
                                                    [Assistant] Secretary

                    SCHEDULE NO. 02 TO PROMISSORY NOTE NO. 02
                                       AND
                       MASTER LOAN AND SECURITY AGREEMENT



Schedule No. 02, dated __________, 1999, (this "Schedule") to PROMISSORY NOTE NO. 02 and MASTER LOAN AND SECURITY AGREEMENT dated as of August 23, 1999 (the "Master Agreement") between INTERNAP NETWORK SERVICES CORPORATION, a ________corporation, with its executive office and principal place of business at Two Union Square Building, 601 Union Street, Suite 1000, Seattle, WA 98101 ("you"); and FINOVA CAPITAL CORPORATION, a Delaware corporation, with its executive office and principal place of business at 1850 North Central Avenue, Phoenix, Arizona 85004 ("we," "us", or "FINOVA").

1. Obligation to pay. You are presently borrowing EIGHT HUNDRED EIGHTY-ONE THOUSAND FIVE HUNDRED SIXTEEN AND 86/100 Dollars ($881,516.86) from us. This borrowing is evidenced by your promissory note dated the same date as this
Schedule in the amount of EIGHT HUNDRED EIGHTY-ONE THOUSAND FIVE HUNDRED SIXTEEN AND 86/100 Dollars ($881,516.86) (the "Note") to which this Schedule is attached and made a part thereof.

2. Payments (Subject to adjustment in Paragraph 3). You will repay the Loan, together with interest at the interest rate described below, in thirty-six (36) consecutive monthly payments of principal and interest as follows: Thirty-six
(36) consecutive monthly payments of principal and interest, each in the amount of $29,222.28 These payments will be adjusted two (2) business days prior to the date we make the Loan to you as set forth in Paragraph 3.

The first (1st) and thirty-sixth (36th) monthly payments of principal and interest ("First Payment") will be due on the date that we make the Loan to you. Subsequent payments of principal and interest are due and payable on the thirtieth (30th) day of each and every month thereafter through and including the date upon which the Final Payment is scheduled to be due (the "Maturity Date"). Any remaining amount that you owe us is due on the Maturity Date. The First Monthly Payment of principal and interest (as well as any interim interest referred to below) shall, at our option, either be withheld from the proceeds of the Loan or paid directly to us by you.

If the Loan is made on a day other than the thirtieth (30th) or thirty-first
(31st) day of a month, you will also pay to us, together with the First Payment, interest on the Loan at the interest rate for the period from the date we make the Loan to you until the twenty-ninth (29th) day of the same month. If the Loan is made on the thirty-first (31st) day of a month, you will also pay to us, together with the First Payment, interest on the Loan at the interest rate for the period from the date we make the Loan to you until the twenty-ninth (29th) day of the following month. If the Loan is made on the thirtieth (30th) day of a month, no such interim interest will be due.

3. Interest; Indexing. The interest rate in your payments shown above is calculated at the rate of 7.45% per annum plus an "Index Rate" of 5.64%. The Index Rate means the highest yield, as published in The Wall Street Journal of 4-year United States Treasury Notes. The Index

Rate of 5.64% was the Index Rate published in The Wall Street Journal on May 21, 1999. Two-business days prior to the date we make the Loan to you, we will read The Wall Street Journal to determine the final Index Rate. If the Index Rate is not published in The Wall Street Journal, we will determine it from another reliable source. We will increase or decrease the payments set forth above in Paragraph 2 to reflect any increase or decrease in the Index Rate on such date. We will give you notice of any increase as soon as we can. You will pay the increased or decreased payments unless we have made an obvious mistake in our calculations. Interest is calculated in advance using a 360-day year of twelve 30-day months.

4. Purpose of Loan; Security Interest. You are making this borrowing to finance (or refinance) your purchase of the equipment described in the attached Exhibit A to this Schedule (the "Equipment"). The Equipment, together with all other property described on the attached Exhibit A is hereinafter referred to as the "Collateral". The Collateral includes, without limitation, the Equipment and all replacement parts, additions, accessories and accessions thereto, all replacements and substitutions thereof and all proceeds of the foregoing, including, without limitation, insurance proceeds. In order to secure all of the Obligations (as defined in the Master Agreement), you grant us a first lien on and security interest in the Collateral, as well as any additions, omissions, substitutions and proceeds of the Collateral, including, without limitation, insurance proceeds. You also grant us a security interest in any leases and rentals of the Collateral. This security interest secures the Note. It also secures the full and timely payment and performance of all of your other Obligations to us, whether under the Master Agreement, any other agreement, loan or lease that you may have with us, or otherwise.

5. Collateral Acceptance Date. The Equipment shall be delivered, installed and accepted no later than April 30, 2000.

6. Terms of Master Agreement. The terms of the Master Agreement are made a part of this Schedule as if repeated in its entirety in this Schedule. Any declaration of default under the Master Agreement is a default under this Schedule and permits us to exercise all remedies provided by the Master Agreement.



INTERNAP NETWORK SERVICES CORPORATION              ATTEST:


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------
Date:
      -------------------------------           -------------------------------
                                                [Assistant] Secretary

                          EXHIBIT A TO SCHEDULE NO. 02

                                   Collateral



         All of the following property, in each case, whether now existing or hereafter arising, now owned or hereafter acquired, wherever located:

         (a) all of the following software which is more fully detailed and described on Schedule A attached hereto and made a part hereof.

         (b) all accessions and additions thereto, substitutions for, and all replacements of, any and all of the foregoing, and all proceeds of the foregoing, cash and non-cash, including insurance proceeds.





EQUIPMENT LOCATION:    See Schedule A attached hereto.

ACCEPTED AND AGREED TO THIS _____ DAY OF AUGUST, 1999.

INTERNAP NETWORK SERVICES CORPORATION



By:
   ----------------------------------
Title:

                          EXHIBIT B TO SCHEDULE NO. 02


                                   Prepayment




You may not prepay the Advance evidenced by the Note, in whole or in part, prior to the date that you make the twenty-fifth (25th) timely consecutive monthly Payment. You shall have the right, upon not less than thirty (30) days prior written notice to us, on any regularly scheduled Payment date occurring after the twenty-fifth (25th) regularly scheduled Payment date, to prepay the outstanding principal balance of the Advance in whole, but not in part, provided that you shall pay to us, together with the entire principal balance of the Advance, (i) all accrued and unpaid interest on the amount prepaid through the date of prepayment, (ii) all outstanding fees, charges and other amounts then due under the Master Agreement, Schedule, Note and all of the other agreements, instruments and documents executed in connection herewith, and (iii) a prepayment fee in an amount equal to the product of (A) the outstanding principal balance of the Advance at the time of prepayment, times (B) the applicable percentage set forth opposite the month of the Term in which the prepayment occurs, as set forth below:


                        Number of
                    Month of the Term                         Percentage
                    -----------------                  -----------------------
               0 through and including 24               No prepayment permitted
              25 through and including 36                         3.15%

Once you give us a notice of prepayment, that notice is final and irrevocable. If we accelerate the Loan following a default, the default will be deemed to be a means to avoid the prepayment premium, and you will also owe us a prepayment premium calculated as if the Advance were prepaid on the date of acceleration. If no prepayment is permitted, the premium due upon acceleration will be five (5%) percent of the outstanding principal balance.

If you prepay the Advance under the Note, you must prepay all other Advances and the entire outstanding principal balance of the Loan and Master Agreement and all Notes, and pay to us the applicable premiums due under those Notes as well as all other costs, fees, charges and other amounts due under the Master Agreement, the Notes, the Schedules and all other agreements, instruments and documents.



                                                -------------------------------
                                                             Initial